EXHIBIT 4.1
                                                                    -----------
                                                                 Execution Copy


         SECOND SUPPLEMENTAL INDENTURE, dated July 3, 2006, by Interline Brands, Inc., a New Jersey corporation (the "COMPANY"), AmSan, LLC (the "NEW SUBSIDIARY GUARANTOR"), the other Guarantors listed on the signature pages hereto and The Bank of New York Trust Company, N.A., as trustee (herein called the "TRUSTEE"), to the Indenture dated as of June 23, 2006, among the Company, the Guarantors named therein and the Trustee (the "BASE INDENTURE"), as supplemented by the First Supplemental Indenture, dated as of June 23, 2006 ("FIRST SUPPLEMENTAL INDENTURE", and together with the Base Indenture, the "INDENTURE").

                              W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Base Indenture dated as of June 23, 2006, as supplemented by the First Supplemental Indenture, dated June 23, 2006, providing for the issuance of 8 1/8% Senior Subordinated Notes due 2014 (the "NOTES");

         WHEREAS, pursuant to Section 8.09 of the First Supplemental Indenture, the Company may cause a domestic Restricted Subsidiary (other than a
Receivables Subsidiary) that is not then a Subsidiary Guarantor and that Guarantees any Indebtedness under any Credit Facility (other than Indebtedness Incurred pursuant to Sections 8.03(b)(5), (b)(8), (b)(11), (b)(13) and (b)(15)
of the First Supplemental Indenture), to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture; and

         WHEREAS, pursuant to Section 9.01 of the Base Indenture, as amended by
Section 7.01(4) of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Subsidiary Guarantor, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture. The New Subsidiary Guarantor is also a Subsidiary Guarantor for purposes of the Indenture as supplemented hereby.

         SECTION 2. GUARANTIES. The New Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with the other Guarantors, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the "GUARANTEED OBLIGATIONS"). The New Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from the New Subsidiary Guarantor

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and that the New Subsidiary Guarantor will remain bound under this Supplemental
Indenture   notwithstanding   any  extension  or  renewal  of  any   Guaranteed
Obligation.

         To the fullest extent permitted by law, the New Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. To the fullest extent permitted by law, the New Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the New Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, this Supplemental Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, this Supplemental Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as set forth in Section
10.06 of the First Supplemental Indenture and Section 7 of this Supplemental Indenture, any change in the ownership of the New Subsidiary Guarantor.

         The New Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

         The Subsidiary Guaranty is, to the extent and in the manner set forth in Article Eleven of the First Supplemental Indenture, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the New Subsidiary Guarantor and the Subsidiary Guaranty is made subject to the provisions of the Indenture.

         Except as expressly set forth in Section 13.01(b) of the Base Indenture and Sections 10.02 and 10.06 of the First Supplemental Indenture and
Section 7 of this Supplemental Indenture, to the fullest extent permitted by law, the obligations of the New Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and, to the fullest extent permitted by law, shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the New Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the New Subsidiary Guarantor or would otherwise operate as a discharge of the New Subsidiary Guarantor as a matter of law or equity.


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

         The New Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the New Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the New Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

         The New Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article Eleven of the First Supplemental Indenture. The New Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 5 of the Base Indenture, as amended by Article Five of the First Supplemental Indenture for the purposes of the New Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 5 of the Base Indenture, as amended by Article Five of the First Supplemental Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the New Subsidiary Guarantor for the purposes of this Supplemental Indenture.

         The New Subsidiary Guarantor also agrees to pay any and all costs and expenses (including attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.

         SECTION 3. LIMITATION ON LIABILITY. Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations by the New Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture, as it relates to the New Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 4. SUCCESSORS AND ASSIGNS. This Supplemental Indenture shall be binding upon the New Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this


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

Supplemental Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture.

         SECTION 5. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

         SECTION 6. MODIFICATION. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the New Subsidiary Guarantor in any case shall entitle the New Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 7. RELEASE. The New Subsidiary Guarantor will be released from its obligations under this Supplemental Indenture without any further action required on the part of the Trustee or any Holder (other than any obligation that may have arisen under Section 8 prior to such release)

     (i) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness of the Company or of the New Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of the New Subsidiary Guarantor,

     (ii) upon the sale or disposition of all or substantially all the assets of the New Subsidiary Guarantor,

     (iii) upon the designation of the New Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of the Indenture,

     (iv) in connection with any sale or other disposition (including by way of a merger or consolidation) of Capital Stock of the New Subsidiary Guarantor to a Person in accordance with the Indenture that results in the New Subsidiary Guarantor no longer being a Restricted Subsidiary,

     (v) at such time as such New Subsidiary Guarantor does not have any Guarantees outstanding that would have required it to become a Subsidiary Guarantor under Section 8.09 of the First Supplemental Indenture,

     (vi) upon defeasance of the Notes pursuant to Article 13 of the Base Indenture and Section 4.03 of the First Supplemental Indenture, or


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

     (vii) upon the full satisfaction of the Company's obligations under the Indenture pursuant to Article 4 of the Base Indenture and Article Four of the First Supplemental Indenture;

PROVIDED, HOWEVER, that in the case of clauses (i), (ii) and (iv) above, (A) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (B) such sale or disposition is otherwise permitted by the Indenture and (C) the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under
Section 8.06 of the First Supplemental Indenture with respect to such sale or disposition.

         SECTION 8. CONTRIBUTION. The New Subsidiary Guarantor shall be entitled upon payment in full of all guarantied obligations under this Supplemental Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

         SECTION 9. GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 10. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, partner, stockholder, member or manager, as such, of the New Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Notes or the Indenture or of the New Subsidiary Guarantor under its Subsidiary Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         SECTION 11. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

         SECTION 12. HEADINGS. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.



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


         IN  WITNESS  WHEREOF,   the  parties  have  caused  this  Supplemental
Indenture to be duly executed as of the date first written above.



                              INTERLINE BRANDS, INC., a New Jersey
                              corporation

                                 By: /s/ William E. Sanford
                                     ------------------------------------------
                                     Name:   William E. Sanford
                                     Title:  Executive Vice President and Chief
                                             Operating Officer




                              THE BANK OF NEW YORK TRUST COMPANY,
                              NATIONAL ASSOCIATION,
                              as Trustee

                                 By: /s/ Sean Julien
                                     ------------------------------------------
                                     Name:   Sean Julien
                                     Title:  Assistant Treasurer




                              INTERLINE BRANDS, INC., a Delaware corporation

                                 By: /s/ William E. Sanford
                                     ------------------------------------------
                                     Name:   William E. Sanford
                                     Title:  Executive Vice President and Chief
                                             Operating Officer




                              WILMAR HOLDINGS, INC.

                                 By: /s/ William E. Sanford
                                     ------------------------------------------
                                     Name:   William E. Sanford
                                     Title:  President



                              WILMAR FINANCIAL, INC.

                                 By: /s/ William E. Sanford
                                     ------------------------------------------
                                     Name:   William E. Sanford
                                     Title:  President


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

                              GLENWOOD ACQUISITION LLC,
                              BY: INTERLINE BRANDS, INC.

                                 By: /s/ William E. Sanford
                                     ------------------------------------------
                                     Name:   William E. Sanford
                                     Title:  Executive Vice President and Chief
                                             Operating Officer



                              AMSAN, LLC

                                 By: /s/ William E. Sanford
                                     ------------------------------------------
                                     Name:   William E. Sanford
                                     Title:  Vice President


                                 By: /s/ Laurence W. Howard
                                     ------------------------------------------
                                     Name:   Laurence W. Howard
                                     Title:  Vice President & Secretary




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